TOUCHSTONE STRATEGIC TRUST

                       AMENDMENT TO RESTATED AGREEMENT AND
                              DECLARATION OF TRUST

         The undersigned hereby certifies that she is the duly elected Assistant Secretary of Touchstone Strategic Trust (the "Trust") and that pursuant to
Section 4.1 of the Restated Agreement and Declaration of Trust of the Trust, the Trustees, at a meeting on November 17, 2005, at which a quorum was present, adopted the following resolutions:

         ADDRESS CHANGE RESOLUTIONS

         RESOLVED, that the principal place of business of the Trust be changed to "303 Broadway, Cincinnati, Ohio 45202"; and

         FURTHER RESOLVED, that the Trust's Restated Agreement and Declaration of Trust and other Trust documents and records, as necessary or appropriate, be amended to reflect the change in the address of the Trust; and

         FURTHER RESOLVED, that the officers of the Trust be and they hereby are authorized and empowered to take any and all actions and to execute any and all documents and instruments, which they or any one of them in his sole discretion deem necessary, appropriate or desirable to implement the foregoing resolutions.

         EMERGING GROWTH NAME CHANGE RESOLUTIONS

         RESOLVED, that the name of the Emerging Growth Fund (the "Fund") series of the Trust be changed to the `Mid Cap Growth Fund'; and

         FURTHER RESOLVED, that the Trust's Restated Agreement and Declaration of Trust and other Trust documents and records, as necessary and appropriate, be amended to reflect the Fund's name change; and

         FURTHER RESOLVED, that the officers of the Trust are authorized and directed to take all action as they deem necessary or desirable in order to carry out the foregoing resolutions.

         The undersigned certifies that the actions to effect the foregoing Amendment were duly taken in the manner provided by the Restated Agreement and Declaration of Trust, that the address change resolutions became effective November 28, 2005 and that the name change resolutions became effective January 3, 2006.

         The undersigned certifies that she is causing this Certificate to be signed and filed as provided in Section 7.4 of the Restated Agreement and Declaration of Trust.

         WITNESS my hand this 3rd day of January, 2006


                                      /s/  Betsy Santen
                                     ------------------------------
                                      Betsy Santen, Assistant Secretary